UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 1999

                           MEDICAL STERILIZATION, INC.
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             (Exact name of registrant as specified in its charter)

                New York              2-85008-NY                11-2621408
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(State or other jurisdiction         (Commission            (IRS Employer or
        incorporation)                File Number)           Identification No.)

                225 Underhill Boulevard, Syosset, New York           11791
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              (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (516) 496-8822

Item 2. Acquisition or Disposition of Assets

      On January 11, 1999, the Registrant acquired (the "Acquisition") from TFX Equities Incorporated ("TFX") 100 shares of Common Stock, par value $1.00 per share, of Endoscopy Specialists Incorporated ("ESI") (being all the issued and outstanding ESI Common Stock); as well as 625 shares of SSI Surgical Services, Inc. ("SSI") (being all the issued and outstanding shares of Common Stock of SSI not already held by the Registrant), and 100 shares of Series A Non-Voting Preferred Stock) par value $1.00 per share (being all the issued and outstanding shares of Preferred Stock of SSI).

      In consideration for the shares of ESI and SSI acquired by the Registrant, the Registrant issued to TFX 13,400,000 shares of Common Stock, par value $.01 per share, of the Registrant ("MSI Common Stock") and warrants to purchase (i) 1,250,000 shares of MSI Common Stock at $1.38 per share and (ii) 250,000 shares of MSI Common Stock at $2.00 per share.

      The Registrant retained Needham & Company, Inc. ("Needham") to provide financial advisory services with respect to the Acquisition. On November 18, 1998, Needham delivered its written opinion (the "Fairness Opinion") that as of such date and based upon and subject to cer-tain assumptions and other matters described in its opinion, the consideration to be received by the Registrant in the Acquisition is fair to the shareholders of the Registrant (other than TFX) from a financial point of view.

      As previously set forth, the shares of stock were acquired from TFX. TFX had previously acquired 687,500 shares of Series B Convertible Preferred Stock, 1,945,625 shares of Series C Convertible Preferred Stock and 150,000 shares of Common Stock of the Registrant, or approximately 48% of the Registrant's voting stock. Furthermore, three of the directors of the Registrant were employed by TFX or affiliates.

      In an additional relationship between TFX and the Registrant, the Registrant and TFX entered into a joint venture in May, 1997 to form SSI to expand the Registrant's services throughout the United States. TFX received
62 1/2% of the stock of SSI in consideration for cash, committed management and funding working capital requirements. The Registrant received 37 1/2% of the stock of SSI in consideration for certain technologies, processes and defined territorial rights.

Endoscopy Specialists Incorporated

      ESI, headquartered in Orlando, Florida, was incorporated in 1993 to provide endoscopic instrument sets to hospitals and other medical facilities on a per procedure basis. In August 1995, ESI was acquired by TFX.

      ESI provides customers specified endoscopic instruments and specialty products required to perform designated endoscopic surgical procedures. In addition, ESI assigns highly trained service technicians to each customer hospital. The ESI service technician is responsible for assisting with the operating room set up prior to the start of the designated endoscopic case, and remains on site to serve as a technical expert available to respond to questions from the surgical staff regarding the proper use of the products and video systems supplied by ESI. At the completion of the case, the ESI technician decontaminates and reprocesses the ESI instruments and performs quality assurance checks on the instruments to validate their readiness for the next procedure. ESI manages all repairs, refurbishing, reprocessing and replacement costs associated with the provided products.

      ESI offers services for general surgery, gynecology, urology, ENT, orthopedics, plastic surgery, thoracic surgery and cardiovascular surgery. The related ESI instrument sets can be basic, containing only instrumentation, or increasingly complex, to include scopes, video equipment and other accessories. By using high quality reusable instruments that are properly managed by trained ESI technicians, ESI delivers higher quality products billed on a per procedure basis, thus providing a basis for potentially reducing hospital costs.

      ESI currently provides services to approximately 100 hospitals and surgery centers throughout the United States. Maintaining its growth on a controlled basis, ESI expects to continue to build its business through the strength of its reputation.

SSI Surgical Services, Inc.

      SSI, headquartered in Orlando, Florida, was formed in 1997 as a joint venture between TFX and the Registrant. SSI was established to provide general and specialty instrument sets, basins and surgical gowns and towels to hospitals and other facilities. In August 1998, SSI acquired Sterilization Management Group ("SMG") which owned and managed five surgical instrument and linen reprocessing facilities located in major metropolitan areas in the United States.

      SSI offers a broad menu of services both on-site (at customer locations) and off-site (at the five SSI facilities). These services include, facility assessment, on-site department management and staffing, asset inventory management systems, surgical instrument management, equipment and sterile processing department redesign, sterile processing department education/certification and off-site sterile reprocessing of surgical instruments, gowns and towels. SSI currently provides on-site services to six hospitals and surgery centers and off-site sterilization services to more than 100 customers. SSI's focus on education and management services, strategic alliances with suppliers of sterilization equipment and asset management systems, on staff instrument repair and refurbishment resources and its highly trained team of professionals is expected to allow for continued growth and a competitive point of difference.

Item 7. Financial Statements and Exhibits.

      (a) Financial Statements.

            (1) The Financial Statements of Businesses Acquired will be filed by amendment no later than sixty (60) days after the date of filing this report.

            (2) Pro Forma Financial Information as of September 30, 1998 is annexed.

      (b) Exhibits.

            (1) The Acquisition Agreement dated November 19, 1998 between TFX Equities Incorporated and MSI is annexed.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be filed on its behalf by the undersigned hereunder duly authorized.

Date: January 26, 1999
      ----------------
                                    MEDICAL STERILIZATION, INC.


                                    By: /s/ Scott Bartos
                                        ----------------------------------------
                                    Name:  Scott Bartos
                                    Title: President and Chief Executive Officer

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL DATA

                           MEDICAL STERILIZATION, INC.
                 Pro Forma Consolidated Condensed Balance Sheet
                               September 30, 1998
                                   (Unaudited)

                                (in thousands)

                                  Combined                        Pro Forma      Pro Forma
                                 ESI/SSI(1)    The Company(2)   Adjustments(3)   Combined
                                 ----------    --------------   --------------   ---------
ASSETS

Cash .........................   $    122        $    100       $     --         $    222
Account Receivable, Net ......      3,116           1,734             --            4,850
Inventory ....................         --              57             --               57
Prepaid Assets ...............        186             151             --              337
                                 --------        --------       --------         --------
  Total Current Assets .......      3,424           2,042             --            5,466

Plant Assets, Net ............     10,631           6,001             --           16,632
Goodwill .....................        737              --          5,323  A         6,060
Other Assets .................         --             131             --              131
                                 --------        --------       --------         --------
  Total Assets ...............   $ 14,792        $  8,174       $  5,323         $ 28,289
                                 ========        ========       ========         ========

LIABILITIES AND EQUITY

Notes Payable ................   $     --        $    555       $     --         $    555
Accounts Payable & Accrued
Expenses .....................      1,519           1,155             --            2,674
Income Taxes Payable .........         37              --             16  C            53
                                 --------        --------       --------         --------
  Total Current Liabilities ..      1,556           1,710             16            3,282

Long Term Notes payable ......         --           2,705             --            2,705
Related Party Payable ........      4,148             640            500  B         5,288
                                 --------        --------       --------         --------
  Total Liabilities ..........      5,704           5,055            516           11,275

Mand. Redeemable Preferred
Stock ........................         --           1,860         (1,860) D            --
Preferred Stock ..............      5,000           1,945         (6,945) D, F         --
Common Stock .................          1              32            162  D, E        195
Additional Paid in Capital ...      3,203           7,651         13,839  E, F     24,693
Retained Earnings (Deficit) ..        884          (8,369)          (389) F        (7,874)
                                 --------        --------       --------         --------
  Total Equity ...............      9,088           1,259          6,667           17,014
                                 --------        --------       --------         --------
Total Liab., Mand. Redeemable
Pref. Stock & Equity .........   $ 14,792        $  8,174       $  5,323         $ 28,289
                                 ========        ========       ========         ========

(1) Represents the historical balance sheet for the combined ESI and SSI, including the pro forma effect of accounting for the acquisition of SMG by SSI as of January 1, 1997.

(2) Represents the historical balance sheet for the Company.

(3) See Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements for explanation of pro forma adjustments.

                           MEDICAL STERILIZATION, INC.
            Pro Forma Consolidated Condensed Statement of Operations
                      Nine Months Ended September 30, 1998
                                   (Unaudited)

                    (in thousands, except share-related data)

                                      Combined         The           Pro Forma      Pro Forma
                                     ESI/SSI(1)     Company(2)     Adjustment(3)     Combined
                                    ------------   ------------    -------------   ------------
Net Sales .......................   $     15,785   $      5,795    $       --      $     21,580
Cost of Sales ...................         10,358          4,221            --            14,579
                                    ------------   ------------    ----------      ------------
Gross Margin ....................          5,427          1,574            --             7,001
Operating Expenses ..............          4,694          1,660           266  A          6,620
                                    ------------   ------------    ----------      ------------
Operating Profit (Loss) .........            733            (86)         (266)              381
Interest Expense ................            185            323            --               508
                                    ------------   ------------    ----------      ------------
Earnings (Loss) Before Taxes ....            548           (409)         (266)             (127)
Income Taxes ....................            214             --          (161) B             53
                                    ------------   ------------    ----------      ------------
Net Earnings (Loss) .............            334           (409)         (105)             (180)
Preferred Stock Dividends .......             --             82           (82) C             --
                                    ------------   ------------    ----------      ------------
Net Earnings (Loss) Applicable to
  Common Shareholders ...........   $        334   $       (491)   $      (23)     $       (180)
                                    ============   ============    ==========      ============
(Loss) Per Share of Common
  Stock-Basic ...................                  $      (0.15)                   $       (.01)
                                                   ============                    ============

(Loss) Per Share of Common
  Stock-Diluted .................                  $      (0.15)                   $       (.01)
                                                   ============                    ============
Weighted Avg. Common Shares
 Outstanding - Basic ............                     3,170,496                      19,445,945
                                                   ------------                    ------------
Weighted Avg. Common Shares
  Outstanding - Diluted .........                     3,170,496                      19,445,945
                                                   ------------                    ------------

(1) Represents the historical statement of operations for the combined ESI and SSI, including the pro forma effect of accounting for the acquisition of SMG by SSI as of January 1, 1997.

(2) Represents the historical statement of operations for the Company.

(3) See Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements for explanation of pro forma adjustments.

                           MEDICAL STERILIZATION, INC.
            Pro Forma Consolidated Condensed Statement of Operations
                          Year Ended December 31, 1997
                                   (Unaudited)

                    (in thousands, except share-related data)

                                     Combined        The         Pro Forma      Pro Forma
                                    ESI/SSI(1)    Company(2)   Adjustments(3)   Combined
                                    -----------   -----------   ---------      -----------
Net Sales .......................   $    16,606   $    10,040   $      --      $    26,646
Cost of Sales ...................        10,608         6,529          --           17,137
                                    -----------   -----------   ---------      -----------
Gross Margin ....................         5,998         3,511          --            9,509
Operating Expenses ..............         5,676         2,402         355  A         8,433
                                    -----------   -----------   ---------      -----------
Operating Profit (Loss) .........           322         1,109        (355)           1,076
Interest Expanse ................            98           486          --              584
                                    -----------   -----------   ---------      -----------
Earnings (Loss) Before Taxes ....           224           623        (355)             492
Income Taxes ....................            80            10         232  B           322
                                    -----------   -----------   ---------      -----------
Net Earnings (Loss) .............           144           613        (587)             170
Preferred Stock Dividends .......            --           109        (109) C            --
                                    -----------   -----------   ---------      -----------
Net Earnings (Loss) Applicable to
 Common Shareholders ............   $       144   $       504   $    (478)     $       170
                                    ===========   ===========   =========      ===========
Earnings Per Share of Common
  Stock - Basic .................                 $      0.16                  $       .01
                                                  ===========                  ===========
Earnings Per Share of Common
 Stock - Diluted ................                 $      0.09                  $       .01
                                                  ===========                  ===========
Weighted Avg. Common Shares
 Outstanding - Basic ............                   3,157,996                   19,392,373
                                                  -----------                  -----------
Weighted Avg. Common Shares
 Outstanding - Diluted ..........                   5,571,683                   19,860,435
                                                  -----------                  -----------

(1) Represents the historical statement of operations for the combined ESI and SSI, including the pro forma effect of accounting for the acquisition of SMG by SSI as of January 1, 1997.

(2) Represents the historical statement of operations for the Company.

(3) See Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements for explanation of pro forma adjustments.

        NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
                                  (Unaudited)

Description of Transaction

      Pursuant to an Acquisition Agreement, dated November 19, 1998, between the Company and TFX, the Company will exchange 13,400,000 shares of Common Stock and warrants to purchase an aggregate of 1,500,000 shares of Common Stock for 100 shares of Common Stock, par value $1.00 per share, of ESI and 625 shares of Common Stock, par value $1.00 per share, and 100 shares of Series A Non-Voting Preferred Stock, par value $1.00 per share, of SSI.

Method of Accounting

      The unaudited pro forma consolidated condensed financial statements of operations for the year ended December 31, 1997 mid the nine months ended September 30, 1998 arc based on the historical financial information of the Company and combined ESI/SSI, adjusted to give effect, using the purchase method of accounting, to the Acquisition and the pro forma effect of the acquisition of SMG by SSI as of January 1, 1997. All material intercompany transactions have been eliminated in the historical financial statements.

      The unaudited pro forma balance sheet has been prepared assuming that the Acquisition occurred on September 30, 1998.

      The unaudited pro forma financial information does not purport to represent what the Company's results of operations or financial position would have been had the Acquisition or SSI's acquisition of SMG occurred as of January 1, 1997 or to project the Company's or combined ESI/SSI's results of operations or financial position for a future period or date, nor does it give effect to any matters other than those described in the notes thereto.

Notes to Unaudited Pro Forma Consolidated Condensed Statements of Operations

A. Additional amortization resulting from amortization of the excess purchase price over the fair value of net assets acquired (goodwill), using a period of 15 years.

B. Estimated taxes calculated at the estimated effective tax rate of 38%, excluding non-deductible goodwill amortization arising from the Acquisition.

C. Elimination of preferred stock dividends following the conversion of the Company preferred stock to common stock as a result of the Acquisition.

Notes to Unaudited Pro Forma Consolidated Condensed Balance Sheet (in thousands, except per share data)

A. Record the excess of purchase price over the estimated fair value of net assets acquired (goodwill) which results upon the Acquisition.

                  New common stock issued                       13,400 shares
                  The Company's stock price                      $1.00 per share
                                                               -------
                  Purchase price                               $13,400
                  Estimated fair value of net assets
                    acquired, net of transaction fees            8,077
                                                               -------
                  Goodwill                                      $5,323
                                                               =======

B. Recording additional costs related to the consummation of the Acquisition including investment banking, legal and accounting fees.

C. Estimated taxes calculated at the estimated effective tax rate of 38%, excluding non-deductible goodwill amortization arising from the Acquisition.

D. Conversion of the Company preferred stock to common stock as a result of the Acquisition.

E. Issuance of 13,400 shares of common stock by the Company in conjunction with the Acquisition, at a price of $1.00 per share.

F. Elimination of the ESI/SSI equity accounts in connection with the Acquisition and recording of additional paid in capital.